AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 1st day of December, 2006, to the Distribution Agreement, dated as of April 25, 2003, (the “Agreement”) is by and among Kornitzer Capital Management, Inc., a Kansas corporation, (the “Adviser”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”) and each of the entities listed on Exhibit A of the Agreement, (collectively, the “Buffalo Funds” or the “Funds” and each, individually, a “Fund”).

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement; and

WHEREAS, the parties desire to extend said Agreement to apply to a new fund; and

WHEREAS, Section 8 (B) of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

KORNITZER CAPITAL MANAGEMENT, INC.	QUASAR DISTRIBUTORS, LLC

By: /s/ John C. Kornitner	By: /s/ James R. Shoenike

Name: John C. Kornitner	Name: James R. Schoenike

Title: President	Title: President

 Buffalo Balanced Fund, Inc., Buffalo High Yield Fund, Inc., Buffalo Large Cap Fund, Inc., Buffalo Small Cap Fund, Inc., Buffalo USA Global Fund, Inc. and the Buffalo Funds

By: /s/ Kent W. Gasaway

Printed Name: Kent W. Gasaway

Title: President

Exhibit A
to the
Distribution Agreement

The Buffalo Funds

Name of Series

Buffalo Balanced Fund, Inc.

Buffalo High Yield Fund, Inc.

Buffalo Large Cap Fund, Inc.

Buffalo Small Cap Fund, Inc.

Buffalo USA Global Fund, Inc.

Buffalo Funds, a Delaware statutory trust, consisting of the following series

Buffalo Mid Cap Fund

Buffalo Science & Technology Fund

Buffalo Micro Cap Fund

Buffalo Jayhawk China Fund - to be added on or about 12/01/06